SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             CONSOLIDATED GRAPHICS,INC.
                (Name of Registrant as Specified in its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                                                                   June   , 1998
Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Boardroom of Texas Commerce Bank, 707 Travis Street, Houston, Texas 77002, on Wednesday, July 29, 1998 at 5:00 p.m., Central Daylight Time. For those of you who cannot be present at this Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood you wish to have your shares voted in accordance with the Board of Directors' recommendations.

     This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting. The Company's 1998 Annual Report to Stockholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company for the fiscal year ended March 31, 1998.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Joe R. Davis
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                           5858 WESTHEIMER, SUITE 200
                              HOUSTON, TEXAS 77057
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, JULY 29, 1998

To the Shareholders:

     The Annual Meeting of Shareholders of Consolidated Graphics, Inc. (the "Company") will be held in the Boardroom at Texas Commerce Bank, 707 Travis Street, Houston, Texas 77002, on Wednesday, July 29, 1998 at 5:00 p.m., Central Daylight Time, for the following purposes:

          1. To elect nine directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

          2. To approve an amendment of the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

          3. To adopt the Second Amendment to the Consolidated Graphics, Inc. Long-Term Incentive Plan (the "Incentive Plan") and the related reservation of an additional 1,500,000 shares of Common Stock to be available for issuance as provided for under the Incentive Plan.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on June 22, 1998 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. A list of such shareholders shall be open to the examination of any shareholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 5858 Westheimer, Suite 200, Houston, Texas 77057 and shall also be open to examination at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors
                                          G. Christopher Colville
                                          SECRETARY

Houston, Texas
June   , 1998

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                           5858 WESTHEIMER, SUITE 200
                              HOUSTON, TEXAS 77057
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Consolidated Graphics, Inc., a Texas corporation (the "Company"), for use only at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Boardroom at Texas Commerce Bank, 707 Travis Street, Houston, Texas 77002, on Wednesday, July 29, 1998 at 5:00 p.m., Central Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy will first be given or sent to shareholders is June 26, 1998.

     Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the Annual Meeting by filing a written instrument revoking it with the Secretary at the Company's executive offices, by execution and return of a later-dated proxy, or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 5858 Westheimer, Suite 200, Houston, Texas 77057.

     Proxies in the accompanying form will be voted in accordance with the specifications made thereon and, where no specifications are given, such proxies will be voted (i) FOR the election as directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee that management of the Company may propose, (ii) FOR the amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") from 20,000,000 to 100,000,000, and (iii) FOR the adoption of the Second Amendment to the Consolidated Graphics, Inc. Long-Term Incentive Plan (the "Incentive
Plan") and the related reservation of an additional 1,500,000 shares of Common Stock to be available for issuance as provided for under the Incentive Plan.

     In the discretion of the proxy holders, the proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. Management of the Company is not aware of any other matters to be presented for action at the meeting.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on June 22, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The issued and outstanding stock of the Company on June 22, 1998 consisted of 12,980,282 shares of Common Stock, each of which is entitled to one vote. Under the Company's By-Laws as well as the Texas Business Corporation Act, the holders of a majority of the total issued and outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned until such time and place as determined by a vote of the holders of a majority of the shares represented in person or by proxy at the meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

     The affirmative vote of a plurality of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the election of directors. The proposed amendment to the Company's Restated Articles of Incorporation will require the affirmative vote of two-thirds of the shares of the Company's outstanding Common Stock. The proposed amendment to the Company's Incentive Plan will require the affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting. Abstentions and "broker nonvotes" (I.E., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the results of voting on the election of directors, abstentions and broker nonvotes have no effect on director elections since only a plurality vote is required for approval but will have the same effect as a vote against the proposed amendment to the Company's Restated Articles of Incorporation since approval of that amendment requires approval by two-thirds of the Company's outstanding Common Stock and against the proposed amendment to the Company's Incentive Plan since approval of that amendment requires approval by a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 22, 1998 information with respect to beneficial ownership of shares of Common Stock by (i) the chief executive officer and each of the other executive officers of the Company, (ii) each of the directors and nominees, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                  AMOUNT OF
                                           BENEFICIAL OWNERSHIP(1)
                                          -------------------------
                                                         PERCENTAGE
                                           NUMBER OF         OF
        NAME OF BENEFICIAL OWNER           SHARES(2)      CLASS(3)
----------------------------------------  -----------    ----------
Joe R. Davis(4).........................    1,454,500      11.2%
Pilgrim Baxter & Associates,
  Ltd.(5). .............................    1,285,500        9.9
Jeffrey N. Vinik, Michael S. Gordon and
  Mark D. Hostetter(6). ................    1,258,900        9.7
Hugh N. West. ..........................      185,000        1.4
James H. Limmer.........................      128,500       *
Brady F. Carruth. ......................       53,770       *
Gary L. Forbes. ........................       40,548       *
G. Christopher Colville.................       29,000       *
Clarence C. Comer.......................       20,000       *
Thomas E. Smith.........................       17,000       *
W. D. Hawkins...........................        5,980       *
Larry J. Alexander. ....................        6,000       *
All directors and executive officers as
  a group (11 persons, including the
  directors and executive officers named
  above)................................    1,940,298       14.9

------------

*  Less than 1%.

(1) In accordance with the Securities and Exchange Commission ("SEC") regulations, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Unless otherwise noted, all persons have sole voting and investment power with respect to all their shares.

(2) Shares shown do not include shares held through the Company's 401(k) plan. The shares beneficially owned include options to purchase shares of the Company's Common Stock exercisable within 60 days of June 22, 1998, as follows: Mr. Davis, 200 shares; Mr. Forbes, 16,000 shares; Mr. Colville, 6,200 shares; Mr. Comer, 20,000 shares; Mr. Smith, 17,000 shares; and Mr. Alexander, 4,000 shares.

(3) The percentage of class owned by each person has been calculated using the 12,980,282 shares outstanding at June 22, 1998 plus any shares issuable upon exercise of options owned by such person exercisable within 60 days and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(4) The address of Mr. Davis is 5858 Westheimer, Suite 200, Houston, Texas
    77057.

(5) Based on a Schedule 13G filed with the SEC on March 9, 1998. The address of Pilgrim Baxter & Associates, Ltd. ("Pilgrim") is 825 Duportail Road,
    Wayne, Pennsylvania 19087. Pilgrim has sole voting power over 1,231,900 shares of Common Stock and shared voting power over an additional 53,600 shares of Common Stock, for a total of 1,285,500 shares. Pilgrim has sole dispositive power with respect to all these 1,285,500 shares.

(6) Based on a Schedule 13G filed with the SEC as of April 2, 1998. The address of each of the listed individuals is 260 Franklin Street, Boston, Massachusetts 02110. Vinik Partners L.P., a Delaware limited partnership ("Vinik Partners"), owns 565,900 shares of Common Stock. VGH Partners, L.L.C., a Delaware limited liability company ("VGH"), is the general partner of Vinik Partners and as such may be deemed to beneficially own the shares owned by Vinik Partners. Vinik Overseas Fund Ltd. owns 693,000 shares of Common Stock. Pursuant to an investment management agreement, Vinik Asset Management, L.L.C., a Delaware limited liability company ("VAM LLC"), as general partner of Vinik Asset Management, L.P. ("VAM LP"), has investment authority over such 693,000 shares of Common Stock and as such VAM LLC and VAM LP may be deemed to beneficially own such shares of Common Stock. Jeffrey N. Vinik is the senior managing member of VGH and VAM LLC, and Michael S. Gordon and Mark D. Hostetter are managing members of such entities, and as such those individuals share the voting and dispositive power over such shares and may be deemed to beneficially own such shares.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and executive officers during fiscal 1997 complied on a timely basis with all applicable filing requirements under
Section 16(a) of the Exchange Act.

                             ELECTION OF DIRECTORS

     Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the persons listed below as directors, all of whom are presently members of the Board of Directors of the Company. The nine directors elected at the meeting will each serve for a term expiring on the date of the Annual Meeting in 1999. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under the duly executed proxies will vote for the election of the replacement nominee. Management is currently unaware of any circumstances likely to render any nominee unavailable for election. A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder's shares for one or more of the named nominees.

     The Company's By-Laws currently provide for a Board of Directors of nine persons. Nine persons currently serve on the Board and are expected to continue to serve until the Annual Meeting. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below.

BOARD RECOMMENDATION; VOTE REQUIRED

     The Board believes that the election of the persons listed below as directors of the Company is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE FOR ALL OF THE NOMINEES AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. The Restated Articles of Incorporation of the Company, as amended to date, do not permit cumulative voting. A plurality of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present is required to elect directors.

     The following sets forth information concerning each of the nominees for election to the Board of Directors, including the name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
           FOR A ONE YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 1999

     JOE R. DAVIS has been the President, Chief Executive Officer and Chairman of the Board of the Company since he founded it in 1985. Prior to forming the Company, Mr. Davis was Vice President of Finance and Administration for a division of International Paper Company. Prior thereto, he served as a partner with Arthur Andersen LLP, an accounting firm, where he was active in the mergers and acquisition practice. Mr. Davis is a certified public accountant. Mr. Davis serves on the Executive Committee and is 55 years of age.

     LARRY J. ALEXANDER retired from the San Antonio Spurs in May 1996, where he was the Vice President -- Administration and Communications since August 1994. Prior to joining the Spurs, he spent 27 years with SBC Communications Inc. in various positions including Senior Vice President -- External Affairs from July 1993 to July 1994 and Senior Vice President -- Corporate Communications from December 1990 to July 1993. Prior to that, he served as Vice President -- Public Relations for Southwestern Bell Telephone's Texas Division and Vice
President -- Advertising and Communications for Southwestern Bell Telephone in St. Louis, Missouri. From 1990 to 1994, Mr. Alexander served on the board of directors of several Southwestern Bell subsidiaries, including Southwestern Bell Printing Company. Mr. Alexander has been a director since May 1995 and is 56 years of age.

     BRADY F. CARRUTH has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987. He also serves on the board of directors of American General Corporation, a diversified insurance company. Mr. Carruth has been a director of the Company since 1985 and serves on the Audit Committee. Mr. Carruth is 40 years of age.

     CLARENCE C. COMER has served as President and Chief Executive Officer of Southdown, Inc., a cement and ready-mix concrete producer, since February 1987. He is also a director of Southdown, Inc. Mr. Comer has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Comer is 50 years of age.

     GARY L. FORBES has been a Vice President and a director of Equus Capital Corporation since November 1991. He also has been a Vice President and director of Equus Capital Management Corporation and a Vice President of Equus II Incorporated, a public investment company, since 1991. Mr. Forbes was President of Coal & Timber, Inc., a natural resource investment company, from January 1991 to November 1991. From 1988 to 1990, Mr. Forbes was Vice President and the Chief Financial Officer of Elders Resources North America, Inc., a United States-based subsidiary of an Australian public company that made investments in natural resources. Mr. Forbes also serves on the board of directors of NCI Building Systems, Inc., a manufacturer of prefabricated metal buildings, and Drypers Corporation, a manufacturer of disposable diapers and related products. Mr. Forbes is a certified public accountant and has been a director of the Company since 1993. He serves on the Executive Committee and is 54 years of age.

     W. D. HAWKINS, a private investor since 1980, founded Industrial Towel & Uniform Co., a company which he developed through acquisitions into a major industrial laundry in Texas. The company was sold to

Cintas Corporation in 1980. Mr. Hawkins has been a director of the Company since 1985 and serves on the Compensation Committee. Mr. Hawkins is 85 years of age.

     JAMES H. LIMMER has been a partner with the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, which specializes in all phases of insurance defense, since July 1973. Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee. Mr. Limmer is 56 years of age.

     THOMAS E. SMITH has been President of High Island Oil Corp., an oil and gas exploration and production company, since 1992. He has also served as a Vice President of Smith Investments, an investment company with interests in mortgage banking, oil and gas, and other businesses, since 1986. Mr. Smith has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Smith is 40 years of age.

     DR. HUGH N. WEST, M.D., retired from his radiology practice in 1996. For more than the prior five years he was a partner in Heights Radiology Associates and a member of the Heights Hospital staff, both located in Houston, Texas. Dr. West has been a director of the Company since 1985 and serves on the Compensation Committee. Dr. West is 52 years of age.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the fiscal year ended March 31, 1998, the Board held meetings and acted by unanimous consent six times. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he served.

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto. During the fiscal year ended March 31, 1998, the Executive Committee held meetings and acted by unanimous consent 13 times. The Executive Committee currently consists of Mr. Davis and Mr. Forbes.

     The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters, including the independence of such accountants. The Audit Committee is composed solely of independent directors. During the fiscal year ended March 31, 1998, the Audit Committee had three meetings. The Audit Committee currently consists of Mr. Carruth, Mr. Comer and Mr. Smith.

     The Compensation Committee determines the compensation of directors, executive officers and key employees and is composed solely of independent directors. It also administers the Incentive Plan. During the fiscal year ended March 31, 1998, the Compensation Committee met or acted by unanimous consent six times. The Compensation Committee currently consists of Mr. Hawkins, Mr. Limmer and Dr. West.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer ("CEO") of the Company and the other executive officers of the Company for each of the three fiscal years ended March 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                                  AWARDS
                                             ANNUAL COMPENSATION          -----------------------
              NAME AND                 -------------------------------       SHARES UNDERLYING
         PRINCIPAL POSITION              YEAR       SALARY      BONUS             OPTIONS
-------------------------------------  ---------   --------    -------    -----------------------
Joe R. Davis.........................    1998      $228,000    $ --             --
  President and Chief                    1997       228,000      --             --
  Executive Officer                      1996       228,000      --             --
G. Christopher Colville..............    1998       101,250      --                15,000
  Executive Vice President -- Mergers    1997        82,832     80,000             30,000
  and Acquisitions, Chief Financial and  1996        70,528     50,000             15,000
  Accounting Officer and Secretary(1)
Mary K. Collins(2)...................    1998        49,583      --                10,000
  Senior Vice President                  1997        82,832     50,000             20,000
  and Secretary                          1996        75,000     50,000             16,000
Harold E. Gaubert, Jr.(3)............    1998        72,271      --                15,000
  Executive Vice President -- Finance
  and Administration, Chief Financial
  and Accounting Officer and
  Secretary

------------

(1) Mr. Colville was appointed Chief Financial and Accounting Officer and Secretary in April 1998.

(2) Ms. Collins resigned from the Company in October 1997.

(3) Mr. Gaubert resigned from the Company in February 1998.

     STOCK OPTION GRANTS TABLE. The following table shows information concerning the grant of stock options pursuant to the Incentive Plan during the fiscal year ended March 31, 1998, to the executive officers named in the Summary Compensation Table.

                         OPTIONS GRANTED IN FISCAL 1998

                                                             INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                       --------------------------------------------------------------     VALUE AT ASSUMED
                                       NUMBER OF      PERCENT OF                                       ANNUAL RATES OF STOCK
                                         SHARES     TOTAL OPTIONS    EXERCISE OR                       PRICE APPRECIATION FOR
                                       UNDERLYING     GRANTED TO      BASE PRICE                           OPTION TERM(1)
                                        OPTIONS      EMPLOYEES IN     PER SHARE        EXPIRATION      ----------------------
                NAME                    GRANTED      FISCAL 1998     ($/SHARE)(2)         DATE             5%         10%
-------------------------------------  ----------   --------------   ------------   -----------------  ----------  ----------
G. Christopher Colville..............    15,000           5.9%          $37.13          12/17/02       $  171,300  $  383,700
Mary K. Collins(3)...................    10,000           3.9            37.13          12/17/02          114,200     255,800
Harold E. Gaubert, Jr.(4)............    15,000           5.9            48.50           3/18/03          223,950     501,450

------------

(1) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over the life of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

(2) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.

(3) Such options were forfeited upon Ms. Collins' resignation from the Company in October 1997.

(4) Such options were forfeited upon Mr. Gaubert's resignation from the Company in February 1998.

     STOCK OPTION EXERCISES AND YEAR-END VALUES TABLE. The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to stock options exercised during the fiscal year ended March 31, 1998 and the unexercised options to purchase Common Stock granted under the Incentive Plan and held as of March 31, 1998.

                        OPTION EXERCISES IN FISCAL 1998
                     AND VALUE OF OPTIONS AT MARCH 31, 1998

                                                                            NUMBER OF SECURITIES
                                                                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                              OPTIONS HELD AT               IN-THE-MONEY OPTIONS
                                             SHARES                            MARCH 31, 1998               AT MARCH 31, 1998(1)
                                            ACQUIRED        VALUE       ----------------------------    ----------------------------
                  NAME                     ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------   -----------    ----------    -----------    -------------    -----------    -------------
Joe R. Davis............................      --          $   --             200           --             $10,450          --
Mary K. Collins.........................      35,800       1,501,951       --              --              --              --
G. Christopher Colville.................      21,000         890,250         200           39,000          10,450        1,443,750

------------

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on March 31, 1998 ($57.88).

INCENTIVE PLAN

     In March 1994, the Board of Directors and the shareholders of the Company approved the adoption of the Incentive Plan. Pursuant to the Incentive Plan, employees of the Company and directors who are not serving on the Compensation Committee are eligible to receive awards consisting of stock options, stock appreciation rights ("SARS"), restricted or nonrestricted stock, cash or any combination of the foregoing. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. To date, long-term incentive compensation has been awarded only in the form of stock options. An aggregate of 1,935,000 shares of Common Stock have been reserved for issuance pursuant to the Incentive Plan, of which 623,442 shares were available for issuance pursuant to the Incentive Plan as of June 22, 1998. The Board of Directors has adopted, subject to approval by the shareholders of the Company, an amendment to the Incentive Plan to increase the number of shares that can be issued pursuant to the Incentive Plan by 1,500,000. See "Amendment to Incentive Plan."

OPTIONS FORFEITED OR EXPIRED REVERT TO SHARES AVAILABLE UNDER THE PLAN.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the Compensation Committee has the exclusive power to interpret the Incentive Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company is paid $250 for each meeting attended and is reimbursed for expenses incurred in attending meetings of the Board of Directors and committee meetings of the Board of Directors. Directors who are not members of the Compensation Committee are eligible to receive grants under the Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee of the Board of Directors are Mr. Hawkins, Mr. Limmer and Dr. West, all of whom are non-employee directors.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews compensation of directors and executive officers and also administers the Incentive Plan. The Compensation Committee consists of three non-employee directors who met or acted by unanimous consent six times during fiscal 1998.

     At current compensation levels, the Committee does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

     COMPENSATION PHILOSOPHY AND COMPONENTS. The Company's executive compensation philosophy is to employ, retain and reward executives capable of leading the Company in creating and preserving strong financial performance, increasing the assets of the Company through acquisitions, positioning the Company's assets and business operations in geographic markets offering long-term growth opportunities, and enhancing shareholder value. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The companies used for comparisons of compensation levels are not necessarily the same companies included within the printing company index reflected in the Performance Graph because certain of those companies are not comparable with the Company or its subsidiaries for compensation purposes due to their size and operating philosophy. The companies which the Company considers to be comparable for compensation purposes are generally printing companies or other companies in similar industries, most of which are not public companies. The primary components of the Company's executive compensation program are annual cash compensation (salary and bonuses) and long-term incentive compensation (stock options).

     CASH COMPENSATION. The cash compensation of executives is based on the amount recommended to the Compensation Committee by the CEO based on his subjective evaluation, including his perception of the individual's performance. The CEO generally determines his recommendations by considering the potential impact of the individual on the Company and its performance, the executive's performance as a team member, the skills and experiences required by the position and the overall performance of the Company. No one of the above factors is considered to be more important than the others in all cases. Compensation for executives is maintained at levels that the Compensation Committee believes, based upon its own judgment and experience, are competitive in the industry.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives may be provided in the form of stock options, stock appreciation rights, restricted or nonrestricted stock, cash or any combination of the foregoing. To date, long-term incentive compensation has been awarded only in the form of stock options. Two grants of stock options were made to executive officers and directors in fiscal 1998. The grants were made on June 20, 1997 and September 19, 1997, at an exercise price of $37.125 and $48.50, respectively, the market price per share on the date of each grant. Pursuant to the stock option agreements, 20% of the options become exercisable on each anniversary date of the grant until 100% vested.

     GRANTS OF STOCK OPTIONS ARE MADE BY THE COMPENSATION COMMITTEE. The Compensation Committee considers all factors the members deem relevant, including recommendations to the Committee by the CEO based on his subjective evaluation and perception of the individual's performance. The CEO generally determines his recommendations by considering the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term objectives and increasing value to shareholders. The value received by the executives from option grants depends completely on increases in the market price of the Company's Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in value to shareholders.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee considered a number of factors in approving the CEO's compensation for fiscal 1998. The factors considered by the Compensation Committee included, but were not limited to, the Company's acquisition of 13 companies during fiscal 1998 as well as improving the Company's sales, income from operations and operating cash flow. The CEO's cash compensation was judged by the Compensation Committee to be fair and appropriate for the CEO taking into account a number of factors, including the level of compensation paid to other executive officers of the Company and the performance of the Company.

                                          W. D. Hawkins
                                          James H. Limmer
                                          Hugh N. West

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's Common Stock against the cumulative total return (change in stock price plus reinvested dividends) of (i) the S&P 500 Stock Index and (ii) the Industry Index for Printing Companies published by Media General Financial Services for the period commencing June 9, 1994 (the date of the Company's initial public offering) and ending March 31, 1998. The historical performance of the Company's Common Stock reflected below is not necessarily indicative of the Common Stock's future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                         1994       1995       1996       1997        1998
                                       ---------  ---------  ---------  ---------  ----------
Consolidated Graphics, Inc. .........     100.00      97.87     146.81     487.23      985.11
S&P 500 Stock Index..................     100.00     112.26     148.31     177.71      263.00
Media General Printing...............     100.00     110.68     130.96     140.55      163.30
     Company Index...................

CERTAIN TRANSACTIONS

     None

                             AMENDMENT TO RESTATED
                           ARTICLES OF INCORPORATION

DESCRIPTION OF PROPOSED CHARTER AMENDMENT

     On             , 1998, the Board of Directors unanimously adopted
resolutions approving a proposal to amend Article IV of the Company's Restated Articles of Incorporation (the "Charter Amendment") in order to increase the aggregate number of shares which the Company is authorized to issue from 25,000,000 to 105,000,000. Currently, the Company is authorized to issue 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). If the Charter Amendment is effected, the Company will be authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The first sentence of Article IV of the Restated Articles of Incorporation, as proposed to be amended, would read as follows: "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000, of which 100,000,000 shares are classified as Common Stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares are classified as Preferred Stock, par value
$1.00 per share ("Preferred Stock")."

PURPOSE AND EFFECT OF THE PROPOSED CHARTER AMENDMENT

     At June 22, 1998, 12,980,282 shares of Common Stock were issued and outstanding and 1,935,000 shares of Common Stock were reserved for issuance under the Incentive Plan. The proposed Charter Amendment would provide an additional 85,084,718 shares of Common Stock for future issuance.

     The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with stock splits and stock dividends, implementation of employee benefit plans, offer of shares for cash, mergers and acquisitions, and other proper business purposes. In many such situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for the specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of shareholders. Other than with respect to the proposed amendment to the Incentive Plan increasing the number of shares available for issuance thereunder by 1,500,000, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purposes.

     Once the Charter Amendment is effected, the Board of Directors may issue the additional shares without further shareholder approval, unless such approval is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The New York Stock Exchange, for example, requires specific shareholder approval as a prerequisite to listing shares in several instances, including an acquisition transaction where the present or potential issuance of shares could result in an increase of 20% or more in the number of shares of Common Stock outstanding. Under the Company's Restated Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, the existing shareholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. The availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by issuing shares of Common Stock and thereby diluting the voting power of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

BOARD RECOMMENDATION; VOTE REQUIRED

     The Board of Directors believes that the Charter Amendment is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT

AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. Approval of the Charter Amendment requires a vote FOR approval by two-thirds of the outstanding shares of Common Stock.

                          AMENDMENT TO INCENTIVE PLAN

EXISTING LONG-TERM INCENTIVE PLAN

     In March 1994, the shareholders of the Company approved the adoption of the Incentive Plan, which provides for the granting to employees of the Company and its participating subsidiaries and to non-employee directors of the Company other than directors serving as members of the Compensation Committee of incentive awards in the form of stock options, SARs, restricted and unrestricted stock and cash. The Compensation Committee of the Board of Directors has discretion to select the individuals to be granted awards, to determine the type, size and terms of such awards, and to determine the time when awards will be granted and to prescribe the form of the instruments evidencing awards made under the Incentive Plan.

     Options are rights to purchase a specified number of shares of Common Stock at a price not less than the fair market value of the shares of Common Stock at the time the option is granted, with cash or other shares of Common Stock owned by the optionee or both. Options are exercisable at such time and upon such terms as are determined by the Compensation Committee and may constitute either incentive stock options within the meaning of Section 422 of the Code or nonqualified options. SARs are rights to receive, without payment to the Company, cash or shares of Common Stock or both in lieu of the purchase of shares of Common Stock under the related stock options to which the SARs are attached. A restricted stock award is an award of shares of Common Stock that may be subject to a restriction against transfer during a period set by the Compensation Committee. During such period, the participant generally has the right to vote and receive dividends on the shares covered by the restricted stock awards.

     The Incentive Plan currently provides for the issuance of up to a total of 1,935,000 shares of the Company's Common Stock. Awards under the Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the Incentive Plan are subject to adjustment to reflect the terms of such transaction.

     Awards under the Incentive Plan are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Incentive Plan allows for the satisfaction of a participant's tax withholding in respect of an award by the withholding of cash or shares of Common Stock issuable pursuant to the award or the delivery by the participant of previously owned shares of Common Stock, in either case valued at the fair market value thereof.

     The Incentive Plan may be amended by the Board of Directors, except that no amendment may be made without shareholder approval to the extent such approval is then required pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent shareholder approval is otherwise required, and no amendment that adversely affects any right of a participant with respect to any award previously granted may be made without the consent of the participant.

PROPOSED PLAN AMENDMENT

     As noted above, the Incentive Plan currently provides for the issuance of up to 1,935,000 shares of Common Stock. As of June 22, 1998, a total of 502,510 shares had been issued under the Incentive Plan and awards covering an additional 809,048 shares are outstanding, leaving 623,442 shares available for
future awards. On          , 1998, the Board of Directors approved a proposed
amendment to the Incentive Plan that would increase the number of shares of Common Stock subject to the plan by 1,500,000 (the "Plan Amendment "). The proposed Plan Amendment will permit additional awards to be granted to encourage the acquisition of Common Stock by employees and non-employee directors and to strengthen the Company's ability to attract, motivate and retain employees and non-employee directors with appropriate experience and ability. Awards would be granted to enhance the recruitment and retention of highly qualified employees and non-employee directors and to strengthen the commonality of interest among employees, directors and shareholders.

     The Board believes that the proposed Plan Amendment is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE FOR THE PROPOSED PLAN AMENDMENT AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the proposed Plan Amendment.

CERTAIN TAX CONSEQUENCES

     Options granted under the Incentive Plan may constitute either "incentive stock options" within the meaning of Section 422 of the Code or nonqualified options. In certain instances, the tax treatment under the Code of stock options qualifying as incentive stock options is more favorable to employees than the tax treatment accorded nonqualified options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time of purchase is, however, an adjustment to alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of the shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years from the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as capital gain. The Company will not be entitled to a tax deduction upon the grant or exercise of an incentive stock option, except to the extent an optionee recognizes ordinary income as a result of the disposition of the shares prior to the expiration of the required holding period.

     Upon the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value on the date of exercise of the Common Stock purchased and the exercise price. Upon any sale of shares acquired upon exercise of a nonqualified option, any difference between the sales price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. Upon the exercise of a nonqualified option, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the optionee.

     The grant of a SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of a SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant under the Incentive Plan who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at that time. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Any dividends paid to the participant during the restriction period will be compensation income to the participant and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of the grant of the restricted stock award on the market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) any dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by the Company and (iii) there will be no further federal income tax consequences when the restrictions lapse.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending March 31, 1999. Representatives of

Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may present proposals for inclusion in the Company's 1999 proxy statement provided they are received by the Company no later than February
  , 1999, and are otherwise in compliance with applicable SEC regulations.

                                    GENERAL

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                               OTHER INFORMATION

     The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

     A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC.,
ATTENTION: INVESTOR RELATIONS, 5858 WESTHEIMER, SUITE 200, HOUSTON, TEXAS 77057.

                                          G. Christopher Colville
                                          SECRETARY

                          CONSOLIDATED GRAPHICS, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD WEDNESDAY, JULY 29, 1998

     The undersigned hereby appoints Joe R. Davis and Ronald E. Hale, Jr., jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of Consolidated Graphics, Inc. and any adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR Item 1 (the election of directors other than any for whom authority to vote is withheld on the reverse) FOR Item 2 (amendment to Restated Articles of Incorporation) and FOR Item 3 (amendment to Incentive Plan). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

Please mark your
votes as in this
example

1.  Election
    of
    Directors
    listed to
    right.

FOR all nominees
listed to right
except as marked
to the contrary

WITHHOLD AUTHORITY
to vote for all
nominees listed to right

Nominees: Joe R. Davis
         Larry J. Alexander
         Brady F. Carruth
         Clarence C. Comer
         Gary L. Forbes
         W.D. Hawkins
         James M. Limmer
         Thomas E. Smith
         Hugh H. West

(Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name at right)

2. Amendment to Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

FOR  AGAINST  ABSTAIN

3.  Second Amendment to Incentive Plan and
    related reservation of an additional 1,500,000 shares of Common Stock to be available for issuance thereunder.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS
EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY WHEN
PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1,
2 AND 3.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature
Date:                                    , 1998

NOTE: (If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such)